Exhibit 99.2

BioSante Pharmaceuticals, Inc. 111 Barclay Boulevard Lincolnshire, Illinois 60069 www.biosantepharma.com

FOR IMMEDIATE RELEASE	NASDAQ: BPAX

BioSante Pharmaceuticals Prices

Public Offering of Common Stock

LINCOLNSHIRE, Illinois (July 28, 2011) — BioSante Pharmaceuticals, Inc. (NASDAQ: BPAX) today announced the pricing of its previously announced underwritten public offering of 16.0 million shares of its common stock, offered at a price of $3.00 per share to the public. The net proceeds to BioSante from this offering are expected to be approximately $45.0 million, after deducting underwriting discounts and commissions, and other estimated offering expenses payable by BioSante. All of the shares in the offering are to be sold by BioSante. The offering is expected to close on or about August 2, 2011, subject to the satisfaction of customary closing conditions. BioSante has granted the underwriters a 30-day option to purchase up to an aggregate of 2.4 million additional shares of common stock to cover over-allotments, if any.

Jefferies & Company, Inc. is acting as the sole book-running manager for the offering. Rodman & Renshaw, LLC, JMP Securities LLC and Roth Capital Partners, LLC are acting as co-managers for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (SEC) and is effective. A preliminary prospectus supplement relating to the offering has been filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement may also be obtained from the offices of Jefferies & Company, Inc., Equity Syndicate Prospectus Department, at 520 Madison Avenue, 12th Floor, New York, NY 10022, at 877-547-6340 and at Prospectus_Department@Jefferies.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BioSante Pharmaceuticals, Inc.

BioSante is a specialty pharmaceutical company focused on developing products for female sexual health and oncology.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about BioSante’s plans, objectives, expectations and intentions with respect to the completion and timing of the public offering and the amount of net proceeds to be received.  Such statements are identified by words such as “expect,” “intend,” “will,” “may,” “continue,” “could,” “believe,” “anticipate,” and other words of similar meaning, derivations of such words or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause BioSante’s actual results to be materially different than those expressed in or implied by BioSante’s forward-looking statements. For BioSante, particular uncertainties and risks include, among others, risks and uncertainties related to market and other conditions and the satisfaction of customary closing conditions related to the public offering. There can be no assurance that BioSante will be able to complete the public offering on the anticipated terms, or at all.  Additional risks and uncertainties related to the public offering, BioSante and its business are described in BioSante’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q and in the preliminary prospectus supplement related to the proposed offering filed with the SEC and in the final prospectus supplement related to the offering to be filed with the SEC on or about the date hereof. All forward-looking statements in this release speak only as of the date of this release. BioSante undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, please contact:
For Investors:	For Media:
The Trout Group LLC	McKinney/Chicago
Tricia Swanson	Alan Zachary
646-378-2953; tswanson@troutgroup.com	312-506-5220; azachary@mckinneychicago.com